Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Jun 30, 2002
Payment Date	Jul 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.840000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 15, 2002	Jun 17, 2002	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	92,801,456	19,257,979	25,030,873	18,199,954	8,034,275	15,214,909
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	2.010000%	2.160000%	2.260000%	2.490000%	2.840000%
Interest/Yield Payable on the Principal Balance	145,080	32,353	43,999	35,247	17,747
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	145,080	32,353	43,999	35,247	17,747
Interest/Yield Paid	145,080	32,353	43,999	35,247	17,747

Summary

Beginning Security Balance	92,801,456	19,257,979	25,030,873	18,199,954	8,034,275	15,214,909
Beginning Adjusted Balance	92,801,456	19,257,979	25,030,873	18,199,954	8,034,275
Principal Paid	6,936,452	457,979	530,873	399,954	134,275	414,909
Ending Security Balance	85,865,005	18,800,000	24,500,000	17,800,000	7,900,000	14,837,196
Ending Adjusted Balance	85,865,005	18,800,000	24,500,000	17,800,000	7,900,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	88,245,144	18,304,758	23,296,667	16,095,770	5,932,369
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					5,142,655
Ending OC Amount as Holdback Amount						9,740,473
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.1827199	$0.6193224	$0.6479928	$0.7139404	$0.4811262
Principal Paid per $1000	$8.7360853	$8.7668250	$7.8184601	$8.1011582	$3.6402735